Pricing Supplement dated July 22, 2009
             to the Product Prospectus Supplement dated May 7, 2009,
                    the Prospectus dated January 5, 2007 and
                the Prospectus Supplement dated February 28, 2007

  [RBC LOGO]                    $3,100,000

                                Royal Bank of Canada

                                Bullish Enhanced Return Notes
                                Linked to a Basket of Stocks, due July 29, 2011



     Royal Bank of Canada is offering the Bullish Enhanced Return Notes (the "Notes") linked to the performance of the Reference Asset named below. The prospectus dated January 5, 2007, the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated May 7, 2009 describe terms that will apply generally to the Notes, including any Notes you purchase. Capitalized terms used but not defined in this pricing supplement shall have the meanings given to them in the product prospectus supplement. In the event of any conflict, this pricing supplement will control. The Notes vary from the notes described in the product prospectus supplement in several important ways. You should read this pricing supplement carefully. In particular, you should understand that your return on the Notes will not exceed 45% of their Principal Amount.

Issuer:                       Royal Bank of Canada ("Royal Bank")

Issue:                        Senior Global Medium-Term Notes, Series C

Underwriter:                  RBC Capital Markets Corporation

Reference Asset:              The Payment at Maturity on the Notes is linked to
                              the value of an equally weighted basket (the
                              "Basket") consisting of twelve stocks (each a "Basket Component") listed below.

                             Basket Component                                            Bloomberg             Initial
                             ----------------                                            ---------             -------
                                                                                           Ticker               Level
                                                                                           ------               -----
                             Bank of America Corporation                                    BAC                 12.23

                             Fifth Third Bancorp                                            FITB                 7.01

                             KeyCorp                                                        KEY                  5.16

                             PNC Financial Services Group, Inc.                             PNC                 37.41

                             Regions Financial Corporation                                   RF                  3.50

                             SVB Financial Group                                            SIVB                26.58

                             SunTrust Banks, Inc.                                           STI                 16.19

                             State Street Corporation                                       STT                 47.35

                             TCF Financial Corporation                                      TCB                 14.00

                             U.S. Bancorp                                                   USB                 18.96

                             Wells Fargo & Company                                          WFC                 24.45

                             Zions Bancorporation                                           ZION                11.00

Currency:                     U.S. Dollars

Minimum Investment:           $1,000, and $1,000 increments in excess thereof
                              (the "Principal Amount")

Pricing Date:                 July 22, 2009

Issuance Date:                July 29, 2009

Leverage Factor:              200%, subject to the Maximum Redemption Amount

CUSIP:                        78008HAB6

Percentage Change:            For each Basket Component, at maturity, the
                              Percentage Change in calculated using the following formula:

                                         Final Level - Initial Level
                                         ---------------------------
                                                Initial Level

                              where, the Initial Level is the closing price of each Basket Component on the Pricing Date; and the Final Level is the closing price of each Basket Component on the Valuation Date.

Basket Change:                The Basket Change is the equal-weighted return of
                              the Basket Components. It is equal to the average of the Percentage Changes of each Basket
                              Component, which is calculated by dividing the sum of the Percentage Changes for all of the Basket
                              Components by the number of Basket Components within the Basket.

Payment at Maturity (if       Payment at Maturity will be based on the
held to maturity):            performance of the Basket and will be calculated
                              in the following manner:


                              If, at maturity, the Basket Change is positive (greater than or equal to 0%), then the investor will receive an amount equal to the lesser of:

                                   1. Principal Amount + (Principal Amount x
                                      Leverage Factor x Basket Change); and
                                   2. Maximum Redemption Amount

                              If, at maturity, the Basket Change is negative (less than 0%) then, the investor will receive less than the Principal Amount of the Notes. In such case, the Payment at Maturity will equal:

                                Principal Amount + (Principal Amount x Basket
                                                   Change)

Valuation Date:               July 22, 2011, subject to extension for market and
                              other disruptions

Maturity Date:                July 29, 2011, subject to extension for market and
                              other disruptions

Term:                         Approximately two (2) years

Final Level:                  The closing price of each Basket Component on the
                              Valuation Date, as quoted on the principal national securities exchange (or any successor) on which that security is listed for trading.

Maximum Redemption            145% multiplied by the Principal Amount
Amount:

Principal at Risk:            These Notes are NOT principal protected. Investors
                              in these Notes may lose up to their entire
                              Principal Amount at maturity if there is a decrease in the Reference Asset price from the Pricing Date to the Valuation Date.

U.S. Tax Treatment:           The United States federal income tax consequences
                              of your investment in the Notes are uncertain and the Internal Revenue Service could assert that the Notes should be taxed in a manner that is different than described in the following sentence. By purchasing a Note, each holder agrees
                              (in the absence of a change in law, an
                              administrative determination or a judicial ruling to the contrary) to treat the Notes as a prepaid cash-settled derivative contract for U.S. federal income tax purposes.

Secondary Market:             RBC Capital Markets Corporation (or one of its
                              affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date. The amount that investors may receive upon sale of their Notes prior to maturity may be less than the Principal Amount of their Notes.

Listing: The Notes will not be listed on any securities exchange or quotation system.

Clearance and                 DTC global (including through its indirect
Settlement:                   participants Euroclear and Clearstream, Luxembourg
                              as described under "Description of Debt Securities
                              -- Ownership and Book-Entry Issuance" in the accompanying prospectus).

Terms Incorporated in         All of the terms appearing above the item
the Master Note:              captioned "Secondary Market" on the cover page of
                              this pricing supplement and the terms appearing under the caption "General Terms of the Notes" in the product prospectus supplement dated May 7, 2009, as modified by this pricing supplement.


Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-4 of the product prospectus supplement dated May 7, 2009.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.

                                                                                              Per Note           Total
                                                                                              --------           -----
Price to public.......................................................................     100.00%          $3,100,000
Underwriting discounts and commission.................................................     2.00%            $62,000
Proceeds to Royal Bank................................................................     98.00%           $3,038,000


The price at which you purchase the Notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the Notes. As a result, you may experience an immediate and substantial decline in the market value of your Notes on the Issuance Date.

RBC Capital Markets Corporation, which we refer to as RBCCM, acting as agent for Royal Bank of Canada, received a commission of $20.00 per $1,000 in Principal Amount of the Notes and used a portion of that commission to allow selling concessions to other dealers of $20.00 per $1,000 in Principal Amount of the Notes. The price of the Notes also included a profit of $19.60 per $1,000 in Principal Amount earned by Royal Bank of Canada in hedging its exposure under the notes. The total of the commission received by RBCCM, which includes concessions to be allowed to other dealers, and the hedging profits of Royal Bank of Canada, was $39.60 per $1,000 in Principal Amount of the Notes.

We may use this pricing supplement in the initial sale of the Notes. In addition, RBC Capital Markets Corporation or another of our affiliates may use this pricing supplement in a market-making transaction in the Notes after its initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.

                         ADDITIONAL TERMS OF YOUR NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated May 7, 2009, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated May 7, 2009, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus dated January 5, 2007:
http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
o34295e424b3.htm

Prospectus Supplement dated February 28, 2007:
http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
o35030e424b3.htm

Product Prospectus Supplement dated May 7, 2009:
http://www.sec.gov/Archives/edgar/data/1000275/000121465909001144/
a5694424b5.txt

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.

                              Hypothetical Returns

The examples set out below are included for illustration purposes only. The levels of the Reference Asset used to illustrate the calculation of the Basket Change are not estimates or forecasts of the Initial Level and Final Level on which the calculation of the Basket Change will depend. All examples assume that a holder has purchased Notes with an aggregate Principal Amount of $1,000, a Leverage Factor of 200%, a Maximum Redemption Amount of 145% (multiplied by the Principal Amount) and that no market disruption event has occurred.


Example 1--    Calculation of the Payment at Maturity where the Basket Change is positive.

               Basket Change:             10%
               Payment at Maturity:       $1,000 + [$1,000 x (10% x 200%)] =
                                          $1,000 + $200 = $1,200
               On a $1,000 investment, a 10% Basket Change results in a Payment at Maturity of $1,200, a 20% return on the Notes.


Example 2--    Calculation of the Payment at Maturity where the Basket Change is negative.

               Basket Change:             -10%
               Payment at Maturity:       $1,000 + ($1,000 x -10%) = $1,000 -
                                          $100 = $900
               On a $1,000 investment, a -10% Basket Change results in a Payment at Maturity of $900, a -10% return on the Notes.


Example 3--    Calculation of the Payment at Maturity where the Basket Change is positive (and the Payment at Maturity is subject to the Maximum
               Redemption Amount).

               Basket Change:             30%
               Payment at Maturity:       $1,000 + [$1,000 x (30% x 200%)] =
                                          $1,000 + $600 = $1,600 however, the
                                          Maximum Redemption Amount is $1,450.
               On a $1,000 investment, a 30% Basket Change results in a Payment at Maturity of $1,450, a 45% return on the Notes.

           Information Regarding the Issuers of the Basket Components

Each company that is a Basket Component is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding each of the Basket Components may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuers of each of the Basket Components is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o Bank of America Corporation, a financial holding company, provides a range of banking and nonbanking financial services and products in the United States and internationally. Its Global Consumer and Small Business Banking segment offers savings accounts, money market savings accounts, certificate of deposits, individual retirement accounts, and checking accounts; U.S.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06523

     o Fifth Third Bancorp operates as a diversified financial services holding company. The company's Commercial Banking segment offers banking, cash management, and financial services; traditional lending and depository products and services; other services, including foreign exchange and international trade finance, derivatives and capital markets services, asset-based lending, real estate finance, public finance, commercial leasing, and syndicated finance for business, government,

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-33653

     o KeyCorp operates as the holding company for KeyBank National Association that provides various retail and commercial banking services to individual, corporate, and institutional clients in the United States. The company offers various deposit and loan products. Its deposit product portfolio includes NOW accounts, money market deposit accounts, savings deposits, certificates of deposit, and time deposits.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11302

     o The PNC Financial Services Group, Inc. operates as a diversified financial services company in the United States. It offers retail banking, corporate and institutional banking, asset management, and global fund processing services. The retail banking provides deposit, lending, brokerage, trust, investment management, and cash management services to consumer and small business customers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09718

     o Regions Financial Corporation operates as the holding company for the Regions Bank that provides a range of commercial, retail, and mortgage banking services in the United States. It offers various deposit products, including checking accounts, savings accounts, money market accounts, and foreign deposits, as well as time deposits, including certificate of deposits and individual retirement accounts.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-50831

     o SVB Financial Group operates as the holding company for various subsidiaries that provides commercial banking products and services. It offers various deposit products, including traditional deposit and checking accounts, certificates of deposit, money market accounts, and sweep accounts.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-15637

     o SunTrust Banks, Inc. operates as the holding company for SunTrust Bank, which provides various financial services to consumer and corporate customers in the United States. The company offers various deposit products, including NOW accounts, money market accounts, savings accounts, consumer time, brokered deposits, and foreign deposits; and loans, such as real estate 1-4 family loans, real estate construction loans, real estate commercial loans, and real estate home equity lines.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-08918

     o State Street Corporation, through its subsidiaries, provides a range of products and services for the institutional investors worldwide. It operates in two divisions, Investment Servicing and Investment Management. These divisions provide a range of products and services, which include mutual funds, collective investment funds and other investment pools, corporate and public retirement plans, insurance companies, foundations, endowments and other investment pools, and investment managers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07511

     o TCF Financial Corporation operates as a holding company for TCF National Bank and TCF National Bank Arizona that offer various retail and commercial banking services in the United States and Canada. It offers various deposit instruments including consumer, small business, and commercial demand deposit accounts; interest-bearing checking accounts; money market accounts; regular savings accounts; certificates of deposit; and retirement savings plans.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-10253

     o U.S. Bancorp operates as the holding company for U.S. Bank National Association that provides various banking and financial services in the United States. It generates various deposit products, including checking accounts, savings accounts, money market savings, and time certificates of deposit accounts.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06880

     o Wells Fargo & Company, through its subsidiaries, provides retail, commercial, and corporate banking services principally in the United States. The company operates through three segments: Community Banking, Wholesale Banking, and Wells Fargo Financial. The Community Banking segment offers deposit products, including checking accounts, savings deposits, market rate accounts, individual retirement accounts, time deposits, and debit cards.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-02979

     o Zions Bancorporation operates as a multi bank holding company that provides banking and related products and services. The company offers small and medium-sized business and corporate banking services; commercial and residential development, construction, and term lending services; retail banking services; treasury cash management and related products and services; residential mortgages; and trust and wealth management services.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12307

                             Historical Information

The graphs below sets forth the historical performance of each Basket Component. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Basket Component. The information provided in this table is for the four calendar quarters of 2006, 2007, 2008, the first and second quarter of 2009, as well as for the period from July 1, 2009 through July 22, 2009.

We obtained the information regarding the historical performance of the Basket Components in the charts below from Bloomberg Financial Markets and Factset Research Systems Inc.

We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and Factset Research Systems Inc. The historical performance of each Basket Component should not be taken as an indication of future performance, and no assurance can be given as to the level of the Basket on the Valuation Date.

                           Bank of America Corp (BAC)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day           Low Intra-Day Price          Period-End Closing
  Start Date            Date            Price of the Basket           of the Basket             Price of the Basket
                                         Component in ($)            Component in ($)             Component in ($)
  ----------            ----             ----------------            ----------------             ----------------
   1/1/2006           3/31/2006               47.24                       42.75                        45.54
   4/1/2006           6/30/2006               50.5                        45.26                        48.1
   7/1/2006           9/29/2006               54                          47.59                        53.57
  9/30/2006          12/29/2006               55.08                       51.32                        53.39

   1/1/2007           3/30/2007               54.21                       48.36                        51.02
  3/31/2007           6/29/2007               52.2                        48.55                        48.89
  6/30/2007           9/28/2007               52.78                       46.52                        50.27
  9/29/2007          12/31/2007               52.96                       40.61                        41.26

   1/1/2008           3/31/2008               45.08                       33.12                        37.91
   4/1/2008           6/30/2008               41.8641                     22.44                        23.87
   7/1/2008           9/30/2008               39.5                        18.44                        35
  10/1/2008          12/31/2008               38.5                        10.01                        14.08

   1/1/2009           3/31/2009               14.81                        2.53                         6.82
   4/1/2009           6/30/2009               15.07                        6.44                         13.2
   7/1/2009           7/22/2009               13.62                       11.27                        12.23


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Fifth Third Bancorp (FITB)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day           Low Intra-Day Price          Period-End Closing
  Start Date            Date            Price of the Basket           of the Basket             Price of the Basket
                                         Component in ($)            Component in ($)             Component in ($)
  ----------            ----             ----------------            ----------------             ----------------
   1/1/2006           3/31/2006               41.43                       36.3                         39.36
   4/1/2006           6/30/2006               41.02                       35.86                        36.95
   7/1/2006           9/29/2006               40.18                       35.95                        38.08
  9/30/2006          12/29/2006               41.57                       37.75                        40.93

   1/1/2007           3/30/2007               41.41                       37.93                        38.69
  3/31/2007           6/29/2007               43.32                       37.88                        39.77
  6/30/2007           9/28/2007               41.17                       33.6                         33.88
  9/29/2007          12/31/2007               35.34                       24.82                        25.13

   1/1/2008           3/31/2008               28.58                       20.25                        20.92
   4/1/2008           6/30/2008               23.75                        8.96                        10.18
   7/1/2008           9/30/2008               21                           7.96                        11.9
  10/1/2008          12/31/2008               14.75                        6.32                         8.26

   1/1/2009           3/31/2009                8.65                        1.01                         2.92
   4/1/2009           6/30/2009                9.15                        2.5                          7.1
   7/1/2009           7/22/2009                7.49                        6.33                         7.01


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  Keycorp (KEY)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day           Low Intra-Day Price          Period-End Closing
  Start Date            Date            Price of the Basket           of the Basket             Price of the Basket
                                         Component in ($)            Component in ($)             Component in ($)
  ----------            ----             ----------------            ----------------             ----------------
   1/1/2006           3/31/2006               37.67                       32.9                         36.8
   4/1/2006           6/30/2006               38.31                       34.24                        35.68
   7/1/2006           9/29/2006               38.15                       34.48                        37.44
  9/30/2006          12/29/2006               38.63                       35.73                        38.03

   1/1/2007           3/30/2007               39.9                        35.94                        37.47
  3/31/2007           6/29/2007               38.96                       34.15                        34.33
  6/30/2007           9/28/2007               37.09                       31.38                        32.33
  9/29/2007          12/31/2007               34.05                       21.04                        23.45

   1/1/2008           3/31/2008               27.23                       19                           21.95
   4/1/2008           6/30/2008               26.12                       10                           10.98
   7/1/2008           9/30/2008               18.48                        7.93                        11.94
  10/1/2008          12/31/2008               15.2                         4.99                         8.52

   1/1/2009           3/31/2009                9.35                        4.83                         7.87
   4/1/2009           6/30/2009                9.82                        4.4                          5.24
   7/1/2009           7/22/2009                5.42                        4.4                          5.16


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                     PNC Financial Services Group Inc. (PNC)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day           Low Intra-Day Price          Period-End Closing
  Start Date            Date            Price of the Basket           of the Basket             Price of the Basket
                                         Component in ($)            Component in ($)             Component in ($)
  ----------            ----             ----------------            ----------------             ----------------
   1/1/2006           3/31/2006               71.42                       61.78                        67.31
   4/1/2006           6/30/2006               72                          65.3                         70.17
   7/1/2006           9/29/2006               73.55                       68.09                        72.44
  9/30/2006          12/29/2006               75.15                       67.61                        74.04

   1/1/2007           3/30/2007               76.41                       68.6                         71.97
  3/31/2007           6/29/2007               76.15                       70.31                        71.58
  6/30/2007           9/28/2007               75.99                       64                           68.1
  9/29/2007          12/31/2007               74.56                       63.54                        65.65

   1/1/2008           3/31/2008               71.2                        53.1                         65.57
   4/1/2008           6/30/2008               73                          55.22                        57.1
   7/1/2008           9/30/2008               87.99                       49.01                        74.7
  10/1/2008          12/31/2008               80                          39.09                        49

   1/1/2009           3/31/2009               50.42                       16.2                         29.29
   4/1/2009           6/30/2009               53.22                       27.5                         38.81
   7/1/2009           7/22/2009               39.69                       35.17                        37.41


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Regions Financial Corp (RF)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day           Low Intra-Day Price          Period-End Closing
  Start Date            Date            Price of the Basket           of the Basket             Price of the Basket
                                         Component in ($)            Component in ($)             Component in ($)
  ----------            ----             ----------------            ----------------             ----------------
   1/1/2006           3/31/2006               36.32                       32.89                        35.17
   4/1/2006           6/30/2006               36.66                       32.66                        33.12
   7/1/2006           9/29/2006               37.36                       32.37                        36.79
  9/30/2006          12/29/2006               39.15                       36.25                        37.4

   1/1/2007           3/30/2007               38.17                       33.8302                      35.37
  3/31/2007           6/29/2007               36.66                       32.87                        33.1
  6/30/2007           9/28/2007               34.44                       28.9                         29.48
  9/29/2007          12/31/2007               31.26                       22.84                        23.65

   1/1/2008           3/31/2008               25.84                       17.9                         19.75
   4/1/2008           6/30/2008               24.31                       10.31                        10.91
   7/1/2008           9/30/2008               19.8                         6.41                         9.6
  10/1/2008          12/31/2008               14.5                         6.85                         7.96

   1/1/2009           3/31/2009                9.07                        2.35                         4.26
   4/1/2009           6/30/2009                7.6                         3.66                         4.04
   7/1/2009           7/22/2009                4.26                        3.3                          3.5


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           SVB Financial Group (SIVB)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day           Low Intra-Day Price          Period-End Closing
  Start Date            Date            Price of the Basket           of the Basket             Price of the Basket
                                         Component in ($)            Component in ($)             Component in ($)
  ----------            ----             ----------------            ----------------             ----------------
   1/1/2006           3/31/2006               53.54                       45.68                        53.05
   4/1/2006           6/30/2006               54.78                       43.73                        45.46
   7/1/2006           9/29/2006               46.94                       43.97                        44.64
  9/30/2006          12/29/2006               48.67                       43.7                         46.62

   1/1/2007           3/30/2007               50.59                       45.91                        48.59
  3/31/2007           6/29/2007               54.65                       47.43                        53.11
  6/30/2007           9/28/2007               55.482                      46.12                        47.36
  9/29/2007          12/31/2007               53.11                       45.97                        50.4

   1/1/2008           3/31/2008               50.68                       41.96                        43.64
   4/1/2008           6/30/2008               52.2                        39.68                        48.11
   7/1/2008           9/30/2008               83.1                        42.88                        57.92
  10/1/2008          12/31/2008               63.26                       23.49                        26.23

   1/1/2009           3/31/2009               26.48                       11.58                        20.01
   4/1/2009           6/30/2009               31.82                       15.61                        27.22
   7/1/2009           7/22/2009               27.72                       23.63                        26.58


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            SunTrust Banks Inc (STI)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day           Low Intra-Day Price          Period-End Closing
  Start Date            Date            Price of the Basket           of the Basket             Price of the Basket
                                         Component in ($)            Component in ($)             Component in ($)
  ----------            ----             ----------------            ----------------             ----------------
   1/1/2006           3/31/2006               76.75                       69.68                        72.76
   4/1/2006           6/30/2006               78.33                       72.56                        76.26
   7/1/2006           9/29/2006               81.59                       75.11                        77.28
  9/30/2006          12/29/2006               85.64                       76.75                        84.45

   1/1/2007           3/30/2007               87.43                       80.76                        83.04
  3/31/2007           6/29/2007               91.3                        78.16                        85.74
  6/30/2007           9/28/2007               90.47                       73.61                        75.67
  9/29/2007          12/31/2007               78.759                      60.02                        62.49

   1/1/2008           3/31/2008               70                          52.94                        55.14
   4/1/2008           6/30/2008               60.8                        32.34                        36.22
   7/1/2008           9/30/2008               64                          25.6                         44.99
  10/1/2008          12/31/2008               57.75                       19.75                        29.54

   1/1/2009           3/31/2009               30.18                        6                           11.74
   4/1/2009           6/30/2009               20.86                       10.5                         16.45
   7/1/2009           7/22/2009               17.33                       14.5                         16.19


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             State Street Corp (STT)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day           Low Intra-Day Price          Period-End Closing
  Start Date            Date            Price of the Basket           of the Basket             Price of the Basket
                                         Component in ($)            Component in ($)             Component in ($)
  ----------            ----             ----------------            ----------------             ----------------
   1/1/2006           3/31/2006               63.73                       55.42                        60.43
   4/1/2006           6/30/2006               66.47                       56.27                        58.09
   7/1/2006           9/29/2006               64.35                       54.39                        62.4
  9/30/2006          12/29/2006               68.564                      60.96                        67.44

   1/1/2007           3/30/2007               72.82                       61.7                         64.75
  3/31/2007           6/29/2007               70.58                       64.21                        68.4
  6/30/2007           9/28/2007               73.76                       59.13                        68.16
  9/29/2007          12/31/2007               82.53                       66.79                        81.2

   1/1/2008           3/31/2008               86.55                       69.75                        79
   4/1/2008           6/30/2008               85.31                       63.23                        63.99
   7/1/2008           9/30/2008               74.85                       29.09                        56.88
  10/1/2008          12/31/2008               58.05                       28.06                        39.33

   1/1/2009           3/31/2009               46.09                       14.43                        30.78
   4/1/2009           6/30/2009               49.2                        28.01                        47.2
   7/1/2009           7/22/2009               49.27                       42.81                        47.35


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            TCF Financial Corp (TCB)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day           Low Intra-Day Price          Period-End Closing
  Start Date            Date            Price of the Basket           of the Basket             Price of the Basket
                                         Component in ($)            Component in ($)             Component in ($)
  ----------            ----             ----------------            ----------------             ----------------
   1/1/2006           3/31/2006               28.41                       24.23                        25.75
   4/1/2006           6/30/2006               27.695                      24.91                        26.45
   7/1/2006           9/29/2006               28.1                        24.94                        26.29
  9/30/2006          12/29/2006               27.89                       25.16                        27.42

   1/1/2007           3/30/2007               27.91                       24.93                        26.36
  3/31/2007           6/29/2007               28.99                       25.39                        27.8
  6/30/2007           9/28/2007               28.25                       22.69                        26.18
  9/29/2007          12/31/2007               27.95                       17.17                        17.93

   1/1/2008           3/31/2008               22.04                       14.65                        17.92
   4/1/2008           6/30/2008               19.31                       11.91                        12.03
   7/1/2008           9/30/2008               28                           9.25                        18
  10/1/2008          12/31/2008               20                          11.22                        13.66

   1/1/2009           3/31/2009               14.31                        8.74                        11.76
   4/1/2009           6/30/2009               16.67                       11.37                        13.37
   7/1/2009           7/22/2009               14.75                       12.71                        14


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                US Bancorp (USB)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day           Low Intra-Day Price          Period-End Closing
  Start Date            Date            Price of the Basket           of the Basket             Price of the Basket
                                         Component in ($)            Component in ($)             Component in ($)
  ----------            ----             ----------------            ----------------             ----------------
   1/1/2006           3/31/2006               31.31                       28.99                        30.5
   4/1/2006           6/30/2006               31.89                       30.17                        30.88
   7/1/2006           9/29/2006               33.42                       30.54                        33.22
  9/30/2006          12/29/2006               36.85                       32.96                        36.19

   1/1/2007           3/30/2007               36.84                       34.4                         34.97
  3/31/2007           6/29/2007               35.18                       32.74                        32.95
  6/30/2007           9/28/2007               34.17                       29.09                        32.53
  9/29/2007          12/31/2007               34.25                       30.21                        31.74

   1/1/2008           3/31/2008               35.01                       27.86                        32.36
   4/1/2008           6/30/2008               35.25                       27.78                        27.89
   7/1/2008           9/30/2008               42.23                       20.57                        36.02
  10/1/2008          12/31/2008               37.31                       20.22                        25.01

   1/1/2009           3/31/2009               25.43                        8.06                        14.61
   4/1/2009           6/30/2009               21.92                       13.92                        17.92
   7/1/2009           7/22/2009               19.35                       16.11                        18.96


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Wells Fargo & Co (WFC)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day           Low Intra-Day Price          Period-End Closing
  Start Date            Date            Price of the Basket           of the Basket             Price of the Basket
                                         Component in ($)            Component in ($)             Component in ($)
  ----------            ----             ----------------            ----------------             ----------------
   1/1/2006           3/31/2006               32.755                      30.31                        31.935
   4/1/2006           6/30/2006               34.855                      31.9                         33.54
   7/1/2006           9/29/2006               36.89                       33.355                       36.18
  9/30/2006          12/29/2006               36.99                       34.9                         35.56

   1/1/2007           3/30/2007               36.64                       33.01                        34.43
  3/31/2007           6/29/2007               36.49                       33.93                        35.17
  6/30/2007           9/28/2007               37.99                       32.66                        35.62
  9/29/2007          12/31/2007               37.78                       29.29                        30.19

   1/1/2008           3/31/2008               34.56                       24.38                        29.1
   4/1/2008           6/30/2008               32.4                        23.46                        23.75
   7/1/2008           9/30/2008               44.675                      20.46                        37.53
  10/1/2008          12/31/2008               38.95                       19.89                        29.48

   1/1/2009           3/31/2009               30.47                        7.8                         14.24
   4/1/2009           6/30/2009               28.45                       13.65                        24.26
   7/1/2009           7/22/2009               25.98                       22.08                        24.45


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Zions Bancorporation (ZION)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day           Low Intra-Day Price          Period-End Closing
  Start Date            Date            Price of the Basket           of the Basket             Price of the Basket
                                         Component in ($)            Component in ($)             Component in ($)
  ----------            ----             ----------------            ----------------             ----------------
   1/1/2006           3/31/2006               85.25                       75.13                        82.73
   4/1/2006           6/30/2006               84.18                       76.28                        77.94
   7/1/2006           9/29/2006               84.09                       75.25                        79.81
  9/30/2006          12/29/2006               83.15                       77.37                        82.44

   1/1/2007           3/30/2007               88.56                       81.18                        84.52
  3/31/2007           6/29/2007               86                          76.59                        76.91
  6/30/2007           9/28/2007               81.43                       67.51                        68.67
  9/29/2007          12/31/2007               73                          45.7                         46.69

   1/1/2008           3/31/2008               57.05                       39.31                        45.55
   4/1/2008           6/30/2008               51.15                       29.46                        31.49
   7/1/2008           9/30/2008               54.9                        17.53                        38.7
  10/1/2008          12/31/2008               47.94                       21.07                        24.51

   1/1/2009           3/31/2009               25.52                        5.9                          9.83
   4/1/2009           6/30/2009               20.97                        8.88                        11.56
   7/1/2009           7/22/2009               12.73                       10.25                        11


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        SUPPLEMENTAL PLAN OF DISTRIBUTION

We expect that delivery of the Notes will be made against payment for the Notes on or about July 29, 2009, which is the fifth (5th) business day following the Pricing Date (this settlement cycle being referred to as "T+5"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.

               No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.


                                   $3,100,000

                                   [RBC LOGO]


                              Royal Bank of Canada

                          Bullish Enhanced Return Notes
                 Linked to a Basket of Stocks, due July 29, 2011


                                  July 22, 2009